SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 25, 1996




                   UNITED CAROLINA BANCSHARES CORPORATION
            (Exact name of registrant as specified in its charter)



     NORTH CAROLINA                 05583                     56-0954530
(State or other jurisdiction     (Commission                 (IRS Employer
of incorporation)                File Number)               Identification No.)



           127 West Webster Street, Whiteville, North Carolina      28472
                (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (910) 642-5131



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

On January 25, 1996, registrant and its wholly owned subsidiary, United Carolina Bank ("UCB"), and Seaboard Savings Bank, Inc. SSB ("Seaboard"), headquartered in Plymouth, N.C., completed the merger of Seaboard into UCB pursuant to the parties' agreement and plan of reorganization and merger executed on September 19, 1995. Registrant issued 279,095 shares of its common stock, and paid $3,818 in cash in lieu of issuing fractional shares of its common stock, in exchange for Seaboard's 306,687 shares of common stock outstanding on January 25, 1996. Registrant also assumed the obligation to issue an additional 35,888 shares of its common stock in connection with 39,425 vested option shares of Seaboard common stock which were outstanding as of January 25, 1996, under Seaboard option plans assumed by UCB in the merger transaction. On January 25, 1996, Seaboard, which operated three branch banking offices in Plymouth, Williamston and Columbia, N.C., reported $46.3 million in total assets and $40.7 million in total deposits. Including the Seaboard offices, registrant operates 139 branch offices in 87 communities in North and South Carolina and had total consolidated assets of approximately $3.8 billion.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 9, 1996

                                         UNITED CAROLINA BANCSHARES CORPORATION



                                         by s/Howard V. Hudson,Jr.
                                              Howard V. Hudson, Jr.
                                              General Counsel and Secretary




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